EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2019 Third Quarter

Jacksonville, FL August 14, 2019 /Accesswire / – GEE Group Inc. (NYSE AMERICAN: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced results for the third quarter ended June 30, 2019.

2019 Fiscal Third Quarter Highlights

•	Revenue for the 2019 fiscal third quarter was approximately $38.1 million and up sequentially in all business units over the immediately preceding quarter. Contract staffing services contributed approximately $33.2 million or approximately 87% of revenue and direct hire placement services contributed approximately $4.9 million or approximately 13% of revenue. Revenue from the combined professional contract and professional direct hire placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance & accounting specialties, was approximately $32.7 million, and represents approximately 86% of total revenue for the 2019 fiscal third quarter.

•	Overall gross margin for the fiscal third quarter ended June 30, 2019 (including direct hire placement services) was approximately 35.6%. Professional contract staffing services gross margin (excluding direct hire placement services) for the 2019 fiscal third quarter was approximately 26.1%. The combined professional staffing services gross margin (including direct hire placement services) for the 2019 fiscal third quarter was approximately 37.2%. Industrial contract services gross margin for the 2019 fiscal third quarter was approximately 15.3% before the benefit of workers’ compensation insurance premium rebates from the Ohio Bureau of Workers’ Compensation and was approximately 26.8% including the rebates.

•	Selling, general and administrative expenses (SG&A) were approximately $11 million (including noncash stock compensation expense of approximately $531,000) and approximately 29% of revenue for the 2019 fiscal third quarter.

•	GAAP income from operations for the 2019 fiscal third quarter was approximately $536,000 before giving effect to a noncash goodwill impairment charge. GAAP loss from operations was approximately $3.8 million after giving effect to a noncash goodwill impairment charge of approximately $4.3 million.

•	GAAP net loss including the effect of a noncash goodwill impairment charge of approximately $4.3 million for the 2019 fiscal third quarter was approximately $6.8 million.

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•	Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, noncash goodwill impairment charge and acquisition, integration and restructuring expenses (adjusted EBITDA, a non-GAAP financial measure) for the 2019 fiscal third quarter was approximately $3.1 million (see non-GAAP adjusted EBITDA reconciliation to GAAP net income (loss) attached to this press release).

SEE DETAILED DISCUSSION BELOW FOR COMPARATIVE ANALYSIS TO THE PRIOR FISCAL YEAR THIRD QUARTER ENDED JUNE 30, 2018.

The aforementioned 2019 Fiscal Third Quarter Highlights and Financial Information should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports filed with the SEC on Form 10-Q for the respective periods, Current Reports on Forms 8-K & 8-K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10-K filed with the SEC for the fiscal years ended September 30, 2018 and 2017. Also, the discussion of financial results in this press release and disclosures regarding the use of non-GAAP financial measures and related schedules attached hereto which reconcile non-GAAP financial measures to the financial information prescribed by GAAP are important to readers to help gain a more comprehensive understanding of the Company’s financial results. The non-GAAP financial measures and metrics of financial results or financial performance presented herein are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, replacements or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections, pro forma data and certain assumptions that are considered forward looking statements and that are predictive or hypothetical in nature and depend on future events. The estimates and assumptions and related projected or pro forma financial results may not be realized nor are they guarantees of future performance.

2019 Third Quarter Financial Results: Detailed Comparative Discussion

The Company reported consolidated revenue of approximately $38.1 million for the fiscal third quarter ended June 30, 2019 compared to revenue of approximately $40.3 million for the fiscal third quarter ended June 30, 2018. Revenue for the June 30, 2019 fiscal third quarter was up sequentially as compared to the March 31, 2019 fiscal second quarter. Contract staffing services contributed approximately $33.2 million or approximately 87% of consolidated revenue and direct hire placement services contributed approximately $4.9 million or approximately 13% of consolidated revenue. This compares to contract staffing services revenue of approximately $33.9 million or approximately 84% of consolidated revenue and direct hire placement revenue of approximately $6.4 million or approximately 16% of consolidated revenue respectively for the 2018 fiscal third quarter. Contract staffing services revenue was virtually unchanged for the 2019 fiscal third quarter compared to the comparable prior year fiscal third quarter which was achieved with fewer production personnel through enhanced productivity. Direct hire placement revenue for the 2019 fiscal third quarter decreased by approximately $1.5 million over the comparable prior year fiscal third quarter. The decrease in direct hire placement was attributable to the residual effects of office consolidations, office closures and certain reductions in the core direct hire placement workforce that were undertaken by the Company to maximize productivity, reduce overall field costs and improve profitability. After right-sizing the business, GEE Group expects to selectively increase revenue-producing headcount in both contract staffing services and direct hire placement in key markets and in fast growing industry verticals for the remainder of the Company’s fiscal year ending September 30, 2019. The professional contract services revenue together with the direct hire placement revenue for the quarter (“the professional staffing division”) includes business from staff augmentation, permanent placement, statement of work (SOW) and other human resource solutions in the information technology, engineering, healthcare and finance and accounting higher-margin staffing specialties. GEE Group’s strategic plan contains both internal and acquisition growth objectives to increase revenue in the aforementioned higher margin professional services sectors of staffing, which represents approximately 86% of total revenue for the 2019 fiscal third quarter.

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Industrial contract services revenue increased by approximately $300,000 for the 2019 fiscal third quarter to approximately $5.4 million from approximately $5.1 million reported for the 2018 fiscal third quarter. To accelerate growth and improve overall performance in the industrial services division, the Company has implemented an aggressive sales incentive program, streamlined branch operations and increased its focus on obtaining better pricing from new and existing accounts. GEE Group expects that the aforementioned actions coupled with new and expanded services offered to customers, will contribute to enhanced financial performance from that segment.

GEE Group’s overall staffing services gross profit margin, including direct hire placement services (recorded at 100% gross margin) for the 2019 fiscal third quarter was approximately 35.6% versus approximately 36.6% for the 2018 fiscal third quarter. The change in the overall gross margin from the comparable prior year fiscal third quarter was primarily due to greater direct placement services revenue in the 2018 fiscal third quarter and, to a lesser extent, an overall change in revenue mix for the 2019 fiscal third quarter. In the professional contract staffing services segment, the gross margin (excluding direct hire placement services) was approximately 26.1% for the 2019 fiscal third quarter unchanged as compared to the 2018 fiscal third quarter. The combined professional services gross margin (including direct hire placement services) was approximately 37.2% for the 2019 fiscal third quarter compared to approximately 40% for the 2018 fiscal third quarter. The change in the combined professional services gross margin from the prior year fiscal third quarter was attributable to a greater percentage of direct hire placement revenue (recorded at 100% gross margin) in the fiscal third quarter ended June 30, 2018.

The Company’s industrial staffing services gross margin for the 2019 fiscal third quarter was approximately 15.3% before giving effect to the estimated amounts of return premiums (“rebates”) from the Company’s Ohio Bureau Workers’ Compensation Program and approximately 26.8% after taking the workers’ compensation rebates into account; this compares to gross margin of approximately 16.4% for the industrial staffing services division for the 2018 fiscal third quarter.

GEE’s selling, general and administrative expenses (SG&A) for the fiscal third quarter ended June 30, 2019 decreased as a percentage of revenue and was approximately 29%, compared to approximately 30% of revenue for the fiscal third quarter ended June 30, 2018. The Company lowered SG&A, which includes commissions, sales and recruitment personnel, IT and office support, job boards, rent, administrative and other corporate costs, by approximately $1.0 million as compared to the prior year fiscal third quarter. SG&A included approximately $531,000 for the 2019 fiscal third quarter and approximately $399,000 for the 2018 fiscal third quarter of noncash stock-based compensation expense. The net decrease in SG&A was primarily related to strategic initiatives implemented by corporate and regional management to lower personnel costs by right-sizing the number of sales and recruitment full time employees (FTE’s) and related ancillary costs, consolidation of various office locations resulting in a reduction in rent and other expenses, integration and leverage from implementation of shared services, economies of scale gained from reduced pricing obtained from vendors, and by streamlining field operations. Management continues efforts to reduce SG&A as the Company obtains synergies from further back office consolidation and related efficiencies while focusing on selectively adding production personnel to accelerate revenue growth.

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The Company classifies and reports costs incurred related to acquisition, integration and restructuring activities separately within its operating expenses; these principally include operating expenses associated with former closed and consolidated locations, personnel costs associated with eliminated positions, costs incurred related to acquisitions and associated legal and professional costs. These costs were approximately $564,000 in the 2019 fiscal third quarter as compared to approximately $514,000 for the 2018 fiscal third quarter.

GEE Group recorded GAAP income from operations of approximately $536,000 before giving effect to a noncash goodwill impairment charge for the fiscal third quarter ended June 30, 2019, compared to GAAP income from operations of approximately $595,000 for the fiscal third quarter ended June 30, 2018. GAAP loss from operations after giving effect to a noncash goodwill impairment charge of approximately $4.3 million was approximately $3.8 million. GAAP net loss for the fiscal third quarter ended June 30, 2019 including the noncash goodwill impairment charge of approximately $4.3 million was approximately $6.8 million compared to a GAAP net loss for the third quarter ended June 30, 2018 of approximately $1.9 million.

The Company’s adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, noncash goodwill impairment charge and acquisition, integration, and restructuring expenses (adjusted EBITDA, a non-GAAP financial measure) was approximately $3.1 million for the fiscal third quarter ended June 30, 2019, compared to approximately $3.0 million for the fiscal third quarter ended June 30, 2018.

GEE Group uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors .These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in the Form 10Q filed with the SEC for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliation of non-GAAP adjusted EBITDA to GAAP net income (net loss) is provided in schedules that are an integral part of this press release.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “GEE Group financial performance in the fiscal third quarter ended June 30, 2019 was on target with expectations generating approximately $3.1 million in adjusted EBITDA. Adjusted EBITDA for the nine months ended June 30, 2019 was approximately $8.8 million and we anticipate that GEE will deliver solid adjusted EBITDA for the remainder of the fiscal year. Revenue was up sequentially in each business unit over the prior sequential quarter. The Company continues to improve the productivity and efficiency of its sales and recruitment teams, increase its depth and breadth of service offerings, and selectively add revenue-producing personnel. In addition, optimizing the Company’s capital structure is a very high priority and our goal is to achieve this objective before the end of the year. These efforts are expected to benefit our “stakeholders” which include our dedicated hard-working employees, clients, associates and shareholders.”

Mr. Dewan added, “The demand environment for contingent labor remains strong and robust. With a favorable macroeconomic backdrop, continued low unemployment, and a tight labor market, GEE Group is well positioned to grow and deliver outstanding customer service with its enhanced menu of services, geographic footprint and talented employees.”

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Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying operating trends and results in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses, acquisition, integration and restructuring costs and noncash goodwill impairment charges. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss and income or loss from operations as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP in the Consolidated Balance Sheets or on the Consolidated Statements of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10-Q and Form 10-K filed for the respective fiscal periods with the SEC. Reconciliations of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA are attached hereto.

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (net loss)

Quarter Ended June 30,

(In thousands)

	2019	2018
Net income (net loss), GAAP	$(6,834)	$(1,887)
Interest expense, net	3,176	2,889
Income tax expense (credit)	(106)	(407)
Depreciation expense	89	92
Amortization expense	1,396	1,409
Stock compensation & stock option exp.	531	400
Acquisition, integration & restructuring	564	514
Noncash goodwill impairment charge	4,300	-

Non-GAAP adjusted EBITDA	$3,116	$3,010

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (net loss)

Nine Month Periods Ended June 30,

(In thousands)

	2019	2018
Net income (net loss), GAAP	$(14,176)	$(6,556)
Interest expense, net	9,209	8,381
Income tax expense (credit)	400	259
Depreciation expense	269	287
Amortization expense	4,189	4,199
Stock compensation & stock option expense	1,661	1,028
Acquisition, integration & restructuring	2,990	1,712
Noncash goodwill impairment charge	4,300	-
Non-GAAP adjusted EBITDA	$8,842	$9,310

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company’s future results (including certain projections, pro forma financial information, and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the “Exchange Act”), and are subject to the “safe harbor” created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as “will”, “may,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “pro forma”, “estimates,” “aims,” “believes,” “hopes,” “potential,” “intends,” “suggests,” “appears,” “seeks,” or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company’s actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company’s competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company’s failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company’s failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company’s failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company’s failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading “Forward-Looking Statements” in the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company’s other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise

Contact:

Kim Thorpe

(904) 512-7504

invest@genp.com

SOURCE: GEE Group Inc.

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GEE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In Thousands, Except Per Share Data)

	June 30, 2019	September 30, 2018
ASSETS
CURRENT ASSETS:
Cash	$4,163	$3,213
Accounts receivable, less allowances ($302 and $302, respectively)	20,437	20,755
Prepaid expenses and other current assets	2,756	2,266
Total current assets	27,356	26,234
Property and equipment, net	832	891
Goodwill	72,293	76,593
Intangible assets, net	25,277	29,467
Other long-term assets	588	416
TOTAL ASSETS	$126,346	$133,601

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued compensation	$9,100	$7,735
Acquisition deposit for working capital guarantee	883	883
Short-term portion of subordinated debt	1,000	106
Short-term portion of term loan, net of discount	2,931	2,331
Other current liabilities	2,027	2,064
Total current liabilities	15,941	13,119
Deferred taxes	542	146
Revolving credit facility	13,865	11,925
Term loan, net of discount	38,064	40,253
Subordinated convertible debt, net of discount	17,880	17,685
Other long-term liabilities	613	583
Total long-term liabilities	70,964	70,592

Commitments and contingencies

MEZZANINE EQUITY
Preferred stock; no par value; authorized - 20,000 shares -
Preferred series A stock; authorized -160 shares; issued and outstanding - none	-	-
Preferred series B stock; authorized - 5,950 shares; issued and outstanding - 5,566 and 5,816 at June 30, 2019 and September 30, 2018, respectively; liquidation value of the preferred series B stock is approximately $27,050 and $28,255 at June 30, 2019 and September 30, 2018, respectively	27,551	28,788
Preferred series C stock; authorized - 3,000 shares; issued and outstanding - 20 and 0 at June 30, 2019 and September 30, 2018, respectively; liquidation value of the preferred series C stock is approximately $20 and $0 at June 30, 2019 and September 30, 2018, respectively	20	-
Total mezzanine equity	27,571	28,788
SHAREHOLDERS' EQUITY
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 12,054 shares at June 30, 2019 and 10,783 shares at September 30, 2018, respectively	-	-
Additional paid in capital	49,064	44,120
Accumulated deficit	(37,194)	(23,018)
Total shareholders' equity	11,870	21,102
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$126,346	$133,601

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GEE GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
NET REVENUES:
Contract staffing services	$33,217	$33,879	$99,057	$107,860
Direct hire placement services	4,884	6,388	13,764	17,496
NET REVENUES	38,101	40,267	112,821	125,356

Cost of contract services	24,521	25,546	74,093	81,235
GROSS PROFIT	13,580	14,721	38,728	44,121

Selling, general and administrative expenses (including noncash stock-based compensation expense of $531 and $399, and $1,661 and $1,028 respectively)	10,995	12,111	31,547	35,839
Acquisition, integration and restructuring expenses	564	514	2,990	1,712
Depreciation expense	89	92	269	287
Amortization of intangible assets	1,396	1,409	4,189	4,199
Goodwill impairment charge	4,300	-	4,300	-
INCOME (LOSS) FROM OPERATIONS	(3,764)	595	(4,567)	2,084
Interest expense	(3,176)	(2,889)	(9,209)	(8,381)
LOSS BEFORE INCOME TAX PROVISION	(6,940)	(2,294)	(13,776)	(6,297)
Provision for income tax	106	407	(400)	(259)
NET LOSS	$(6,834)	$(1,887)	$(14,176)	$(6,556)
NET LOSS ATTRIBUTABLE TO COMMON
STOCKHOLDERS	$(6,834)	$(1,887)	$(14,176)	$(6,556)

BASIC AND DILUTED LOSS PER SHARE	$(0.57)	$(0.18)	$(1.22)	$(0.64)
WEIGHTED AVERAGE NUMBER OF
SHARES - BASIC AND DILUTED	12,041	10,526	11,609	10,177

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